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                                                                  EXHIBIT 10.8.1


                       [U.S. TECHNOLOGIES INC. LETTERHEAD]




                   AMENDMENT TO AGREEMENT DATED JUNE 30, 1997


THIS AMENDMENT, is made and entered into this 28th day of January, 1998, by and between WACKENHUT CORRECTIONS CORPORATION (hereinafter referred to as "WCC") and U.S. TECHNOLOGIES INC. (hereinafter referred to as "USXX") in order to clarify and restate Paragraph 2 of the AGREEMENT between the parties dated June 30, 1997.

Since it was the original intention and agreement of the above-referenced parties that USXX, during the contract period not operate in any other privatized prison programs, except with WCC, Paragraph 2 is amended to read as follows:

              2. That USXX agrees during the contract period of time not to operate in any other privatized prison programs, including but not limited to the PIE program, with any other privatized companies except WCC. USXX is permitted and is not precluded from operating in any state or federal prison programs, including the PIE program, as long as those programs are not privatized.

All other clauses and provisions of the previous AGREEMENT dated June 30, 1997 shall remain in full force and effect, and that this AMENDMENT shall be effective as if original written in the June 30, 1997 AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this amendment to the original agreement as of the day and year first above written.

U.S. TECHNOLOGIES INC.                  WACKENHUT CORRECTIONS CORPORATION




By: /s/ K.H. Smith                      By: /s/ Patricia McNair Persante
------------------------------------       -------------------------------------
        K.H. Smith                              Patricia McNair Persante
        President and CEO                       Senior Vice President, Contracts